Exhibit 99.1

Life Partners Holdings Provides Update on Bankruptcy Proceedings;

Outlines Certain Risks to Shareholders and Purchasers of Life Settlements

WACO, TX – February 23, 2015 - Life Partners Holdings Inc. (NASDAQ GS: LPHI), or the “Company,” announced today that on February 12, 2015, the Official Committee of Unsecured Creditors in the Company’s bankruptcy case called a witness who has served as a receiver in several cases for the Securities and Exchange Commission (the “Commission”), including for companies involved in the life settlement business. As a result of his testimony, the Company determined that it was appropriate to communicate to its shareholders and the purchasers of life settlements of certain risks they face in the event of the appointment of a trustee and the potential liquidation of the Company, including but not limited to the risks that:

•	the trustee may assert the Company’s ownership over the life settlements purchased on behalf of third party purchasers;

•	the trustee may request that the bankruptcy court pool the life settlements and strip all beneficial interests of the purchasers from any singular policy in which they intended to invest;

•	if pooled, those interests would be treated as assets of the Company and the expenses of maintaining those policies could become the responsibility of the Company or the interests could lapse;

•	the purchasers who intended to buy interests in selected policies would be pooled together with all of the other purchasers and only be entitled to their respective pro rata share of the ultimate recovered funds from all of the policies, based on the amount invested by each purchaser as approved by the trustee;

•	the pooling of the interests in the life insurance policies may be done for the purpose, among other things, of obtaining debt financing secured by those interests;

•	the trustee may conduct a bulk sale of the interests, which would likely be sold at a substantial discount; and

•	the trustee may liquidate the Company.

As a result, the purchasers of life settlements may see their investments significantly diminished, and holders of the Company’s common stock may see the value of their shares of the Company’s common stock significantly diminished or even completely lost.

The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission describing these risks in more detail on February 23, 2015.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s Current Report on Form 8-K filed on February 23, 2015 and its most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully comply with the minimum bid requirement within the 180 day compliance period, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. A plan of reorganization could result in the Company’s outstanding common stock to be diluted or extinguished and the holders of the Company’s common stock may not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Life Partners Holdings, Inc. is the parent company of the world’s oldest company engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners, Inc. has completed over 162,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

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LPHI-G

Contact:

Andrea Atwell

LPHI Shareholder Relations

254-751-7797

info@LPHI.com

www.lphi.com